UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2023
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

23 South Main Street, Suite 3B, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00 per share	WTM	New York Stock Exchange
	WTM.BH	Bermuda Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual General Meeting of Members (the “2023 Annual Meeting”) on May 25, 2023 in Hamilton, Bermuda.

As of April 3, 2023, the record date for the 2023 Annual Meeting, a total of 2,564,484 common shares were outstanding and eligible to vote. The results are presented below.

Proposal 1 - Election of the Company's Directors.

Election of Class II Directors to a term ending in 2026:

Nominee:	Votes FOR	Votes Against	Abstained	Broker Non-votes
G. Manning Rountree	2,021,652	24,203	870	312,325
Mary C. Choksi	2,005,274	40,034	1,417	312,325
Weston M. Hicks	2,039,215	6,222	1,288	312,325
Steven M. Yi	2,039,120	6,267	1,338	312,325

Proposal 2 - Approval of the advisory resolution on executive compensation.

Votes FOR	Votes Against	Abstained	Broker Non-votes
1,678,679 (82%)	366,511	1,536	312,325

Proposal 3 - Advisory vote on the frequency of future advisory votes on executive compensation; EVERY;

1 Year	2 Years	3 Years	Abstained	Broker Non-votes
1,865,055	3,358	177,548	765	312,325

In light of the voting results with respect to the frequency of say-on-pay votes, the Company’s Board of Directors has decided that the Company will hold an annual non-binding say-on-pay vote until the next vote on the frequency of say-on-pay votes occurs.

Proposal 4 - Approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company's Independent Registered Public Accounting Firm for 2023.

Votes FOR	Votes Against	Abstained
2,328,275	29,147	1,628

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
May 25, 2023	By:	/s/ MICHAELA J. HILDRETH Michaela J. Hildreth Managing Director and Chief Accounting Officer

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